Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Third Quarter of 2016

Conference Call on Thursday, October 27, 2016, at 10:00 a.m. Eastern Time

Richmond, VA, October 27, 2016 – Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported unaudited results for the third quarter and first nine months of 2016.

FINANCIAL HIGHLIGHTS

•	Net income of $2.5 million is a linked quarter increase of 6.0%.
•	Earnings per common share (EPS) were $0.11 for the third quarter of 2016 and were $0.33 for the first three quarters of 2016.
•	Interest income increased 2.3%, or $274,000, on a linked quarter basis, 5.8%, or $684,000, for the third quarter of 2016 versus the same period in 2015 and 2.4%, or $872,000, for the nine months ended September 30, 2016 over the same period in 2015.

OPERATING HIGHLIGHTS

•	The net interest margin increased from 3.75% in the third quarter of 2015 to 3.82% in the third quarter of 2016. Net interest margin was 3.82% for the nine months ended September 30, 2016 compared with 3.90% for the same period in 2015.
•	Common tangible book value increased $0.60, or 13.2%, per share from September 30, 2015 to September 30, 2016 and was $5.16 at period end.
•	Gross loans, excluding purchase credit impaired (PCI) loans, grew $26.8 million, or 3.4%, during the third quarter of 2016 and $118.8 million, or 17.1%, since September 30, 2015.
•	Commercial loans grew $10.8 million, or 10.0%, during the third quarter of 2016.
•	Noninterest bearing deposits have grown $33.1 million, or 34.4%, during 2016.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The third quarter continues the Bank’s exciting progressive trend for 2016.”

Noting that the Bank’s growth in 2016 has been organic, Smith added, “Key results, such as positive net interest margin growth and double-digit percentage growth in both loans and noninterest bearing deposits, demonstrate the Bank’s success at gaining market share from our competition across our footprint.”

Smith concluded, “The results of this and the prior two quarters of 2016 prove that our strategy to terminate our FDIC loss-share agreements one year ago, along with constructive new branch growth, and highly motivated and committed associates at all levels, have added significant value now and point the way to success in the future.”

RESULTS OF OPERATIONS

Net income was $2.5 million for the third quarter of 2016, compared with net income of $2.3 million in the second quarter of 2016 and a loss of $7.7 million in the third quarter of 2015. Earnings per common share, basic and fully diluted, were $0.11 per share, $0.11 per share and ($0.35) per share for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, respectively.

In the third quarter of 2015, the Bank terminated its FDIC shared-loss agreements in order to improve profitability beginning in the fourth quarter of 2015. As part of the termination of the shared-loss agreements, the FDIC paid $3.1 million in cash to the Bank, and the remaining $13.1 million of the FDIC indemnification asset related to the agreements was charged-off. This transaction eliminated future indemnification asset amortization expense, which totaled $5.2 million for the 12 month period from July 1, 2014 through June 30, 2015.

Excluding the one-time charge of $13.1 million related to the termination of the FDIC shared-loss agreements, net income for the third quarter of 2015 would have been $853,000. In addition to the shared-loss termination charge, the Company had write-downs totaling $1.1 million with respect to two bank buildings held for sale and one parcel in other real estate owned in the third quarter of 2015.

Net income was $7.2 million for the nine months ended September 30, 2016 versus a net loss of $4.7 million for the same period in 2015. Excluding the aforementioned one-time FDIC-related charges, net income would have been $3.7 million for the first nine months of 2015.

The following table presents summary income statements for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, and the nine months ended September 30, 2016 and September 30, 2015.

SUMMARY INCOME STATEMENT
(Dollars in thousands)	For the three months ended			For the nine months ended
	30-Sep-16	30-Jun-16	30-Sep-15	30-Sep-16	30-Sep-15
Interest income	$12,407	$12,133	$11,723	$36,578	$35,706
Interest expense	1,904	1,900	1,878	5,729	5,613
Net interest income	10,503	10,233	9,845	30,849	30,093
Provision for loan losses	250	200	-	450	-
Net interest income after provision for loan losses	10,253	10,033	9,845	30,399	30,093
Noninterest income	1,345	1,395	1,253	4,061	3,856
Noninterest expense	8,278	8,229	23,029	24,538	41,991
Net income (loss) before income taxes	3,320	3,199	(11,931)	9,922	(8,042)
Income tax (benefit) expense	862	881	(4,215)	2,726	(3,331)
Net income (loss)	2,458	2,318	(7,716)	7,196	(4,711)

EPS Basic	$0.11	$0.11	$(0.35)	$0.33	$(0.21)
EPS Diluted	$0.11	$0.11	$(0.35)	$0.33	$(0.21)

Return on average assets, annualized	0.82%	0.79%	(2.67%)	0.81%	(0.41%)
Return on average equity, annualized	8.60%	8.36%	(28.44%)	8.65%	(4.31%)

In this earnings release, the results reported for loans and loan growth do not include PCI loans, unless otherwise specifically stated.

Net Interest Income

Linked Quarter Basis

Net interest income was $10.5 million for the quarter ended September 30, 2016 compared with $10.2 million for the quarter ended June 30, 2016. This is an increase of 2.6%, or $270,000.

Interest income on a linked quarter basis increased $274,000, or 2.3%, to $12.4 million for the third quarter of 2016. This resulted in a yield on earning assets of 4.50%, a decline of only one basis point on a linked quarter basis. Interest income with respect to loans increased $283,000, or 3.2%, during the third quarter of 2016 when compared with the second quarter of 2016. This increase was attributable to a full quarter of earnings from $19.5 million, or 2.6%, in loan growth generated in the second quarter of 2016 coupled with loan growth of $26.8 million, or 3.4%, in the third quarter of 2016. Interest income with respect to PCI loans was $1.5 million in third quarter of 2016 and $1.6 million in the second quarter of 2016.

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Securities income equaled $1.7 million in both the second and third quarters of 2016. On a tax equivalent basis, securities income was $2.0 million for both the second quarter and third quarter of 2016. The tax equivalent yield on the securities portfolio was 3.09% for the third quarter of 2016 and 3.03% for the second quarter of 2016.

Interest expense was $1.9 million for both the second and third quarter of 2016. The Company’s cost of interest bearing liabilities decreased one basis point from 0.80% in the second quarter of 2016 to 0.79% in the current quarter. The cost of FHLB borrowings was 1.05% in the third quarter of 2016 compared with 1.17% for the second quarter of 2016. During the third quarter of 2016, the average balance of FHLB borrowings was $111.8 million, up from $103.9 million in the second quarter of 2016.

With the changes in net interest income noted above, the tax equivalent net interest margin held firm and was 3.82% in both the second and third quarters of 2016. Likewise, the interest spread was 3.71% in both the second and third quarters of 2016.

Year-Over-Year Nine Months

For the first nine months of 2016, net interest income increased $756,000, or 2.51%, and was $30.8 million. The yield on earning assets was 4.52% for the first nine months of 2016 compared with 4.61% for the first nine months of 2015. Interest and fees on loans of $26.6 million in the first three quarters of 2016 was an increase of $2.8 million compared with $23.8 million for the same period in 2015. Interest and fees on PCI loans declined $1.5 million over this same time frame. Of that decline, $475,000 was related to cash payments on ADC loans related to pools, previously written down to a zero carrying value, received in the first three quarters of 2015 versus no such payments in the first half of 2016. Securities income declined $461,000 for the first nine months of 2016 compared with the same period in 2015 as securities balances have been liquidated to fund loan growth.

Interest expense of $5.7 million represented an increase of $116,000 in the first nine months of 2016 compared with the same period in 2015. Total average interest bearing liabilities increased only 1.2%, or $11.3 million, as loan growth has been fueled by an average balance increase of 20.7%, or $19.1 million, in noninterest bearing deposits and by a $33.7 million decline in securities.

The tax equivalent net interest margin was 3.82% for the first nine months of 2016 versus 3.90% for the first nine months of 2015. The net interest spread was 3.72% for the first nine months of 2016 versus 3.81% for the first nine months of 2015.

Year-Over-Year Quarter

Net interest income increased $658,000, or 6.7%, from the third quarter of 2015 to the third quarter of 2016 and was $10.5 million. The yield on earning assets of 4.50% in the third quarter of 2016 was an increase from 4.45% for the third quarter of 2015. While the yield on loans decreased from 4.60% to 4.54%, volume considerations increased the average balance by $112.8 million, or 16.4%. Interest income on loans was $9.2 million, an increase of $1.2 million over third quarter 2015 interest income of $8.0 million. Interest on PCI loans was $1.5 million in the third quarter of 2016, a decrease of $181,000 year over year. The return on PCI loans increased over this time frame, from 10.97% to 11.32%. Income on securities of $2.0 million in the third quarter of 2015 represents a decline of $315,000 year over year as a result of a reduction in the average balances of securities of $56.7 million. These securities, through sales, calls and maturities were used to fund loan growth since the third quarter of 2015. There was, however, an increase in the yield on securities from 2.97% to 3.09% year over year.

Interest expense increased $26,000, or 1.4%, when comparing the third quarter of 2016 and the third quarter of 2015. Interest expense on deposits increased $27,000, or 1.8%, as the average balance of interest bearing deposits decreased $7.2 million, or 0.9%. Overall, the Bank’s cost of interest bearing liabilities of 0.79% remained the same as the third quarter of 2015. While average interest bearing deposit costs increased from 0.72% in the third quarter of 2015 to 0.74% in the third quarter of 2016, there was a decline in the cost of FHLB and other borrowings from 1.19% to 1.05%, thus offsetting higher deposit costs.

The tax equivalent net interest margin increased 7 basis points from 3.75% in the third quarter of 2015 to 3.82% in the third quarter of 2016. Likewise, the interest spread increased from 3.66% to 3.71% over the same time period.  The increase in the margin was precipitated by an increase in the level of the average balance of noninterest bearing deposits from $101.6 million, or 9.5% of earning assets in the third quarter of 2015, to $122.6 million, or 11.0% of earning assets in the third quarter of 2016.

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The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015 and nine months ended September 30, 2016 and September 30, 2015.

NET INTEREST MARGIN
(Dollars in thousands)	For the three months ended
	30-Sep-16	30-Jun-16	30-Sep-15
Average interest earning assets	$1,118,806	$1,103,791	$1,073,790
Interest income	$12,407	$12,133	$11,723
Interest income - tax-equivalent	$12,689	$12,420	$12,032
Yield on interest earning assets	4.50%	4.51%	4.45%
Average interest bearing liabilities	$953,750	$948,916	$943,208
Interest expense	$1,904	$1,900	$1,878
Cost of interest bearing liabilities	0.79%	0.80%	0.79%
Net interest income	$10,503	$10,233	$9,845
Net interest income - tax-equivalent	$10,785	$10,520	$10,154
Interest spread	3.71%	3.71%	3.66%
Net interest margin	3.82%	3.82%	3.75%

	For the nine months ended
	30-Sep-16	30-Sep-15
Average interest earning assets	$1,104,985	$1,058,376
Interest income	$36,578	$35,706
Interest income - tax-equivalent	$37,453	$36,514
Yield on interest earning assets	4.52%	4.61%
Average interest bearing liabilities	$951,808	$940,484
Interest expense	$5,729	$5,613
Cost of interest bearing liabilities	0.80%	0.80%
Net interest income	$30,849	$30,093
Net interest income - tax-equivalent	$31,724	$30,901
Interest spread	3.72%	3.81%
Net interest margin	3.82%	3.90%

Provision for Loan Losses

The Company records a provision for loan losses for its loan portfolio, excluding PCI loans, and a separate provision for the PCI loan portfolio. There was a $250,000 provision for loan losses recorded, excluding PCI loans, during the third quarter of 2016. There was a provision for loan losses of $200,000 in the second quarter of 2016. There was no provision for loan losses in either the third quarter or the first nine months of 2015. Likewise, there was no provision for loan losses on the PCI loan portfolio during the first three quarters of 2016 or 2015. The $250,000 provision for loan losses supported general reserves following loan growth, specifically $26.8 million in the third quarter of 2016, and also recognizes $204,000 of net charge-offs in the third quarter and $529,000 during 2016. During the periods with no provision, the absence of a provision was the direct result of nominal charge-offs and the ongoing stabilization of asset quality. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.3 million for the third quarter of 2016, compared with $1.4 million for the second quarter of 2016.  The nominal decrease of $50,000, or 3.6%, in noninterest income on a linked quarter basis was driven by a decline of $173,000 in securities gains, which were $88,000 in the current quarter compared with $261,000 in the second quarter of 2016. Offsetting this decrease were increases of $78,000 in mortgage loan income, $34,000 in income on bank owned life insurance (BOLI), and $18,000 in service charges on deposit accounts.

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Year-Over-Year Nine Months

Noninterest income was $4.1 million for the first nine months of 2016, an increase of $205,000, or 5.3%, over $3.9 million for the first nine months of 2015. Securities gains of $608,000 in the first three quarters of 2016 compared with $363,000 for the same period in 2015. Likewise, service charges on deposit accounts increased by $117,000 and were $1.8 million for the first nine months of 2016. Offsetting these increases for the first nine months of 2016 compared with the same period in 2015 were decreases of $115,000 in other noninterest income, which was $439,000 in the third quarter of 2016, and $41,000 in mortgage loan income, which was $599,000 in the third quarter of 2016.

Year-Over-Year Quarter

Noninterest income increased $92,000, or 7.3%, from the third quarter of 2015 to the third quarter of 2016. Income on BOLI increased by $50,000 over the comparison period as a result of an investment of $5.0 million in BOLI in the second quarter of 2016. Service charges on deposit accounts increased by $34,000, or 5.8%, on a higher level of demand deposit accounts. Mortgage loan income increased $22,000 in mortgage loan income. Gains on securities transactions were $88,000 in the third quarter of 2016 compared with $74,000 in the third quarter of 2015. Offsetting these increases was a decline of $28,000 in other noninterest income.

Noninterest Expense

Linked Quarter Basis

Noninterest expenses totaled $8.3 million for the third quarter of 2016, as compared with $8.2 million for the second quarter of 2016, an increase of $49,000, or 0.6%. Notable differences between the third quarter of 2016 and the second quarter of 2016 included salaries and employee benefits, which were $4.7 million for the third quarter of 2016, an increase of $115,000, or 2.5%. Also, occupancy expenses of $756,000 in the third quarter of 2016 were an increase of $110,000 over the second quarter of 2016 due to increased maintenance costs coupled with rent and personal property tax increases related to new facilities. Other operating expenses decreased $220,000, or 13.3%.

Year-Over-Year Nine Months

Noninterest expenses were $24.5 million for the first nine months of 2016, as compared with $42.0 million for the same period in 2015. This is a decrease of $17.5 million, or 41.6%. FDIC indemnification asset amortization was $0 for the period and $16.2 million for the 2015 comparative period as a result of the termination of the shared-loss agreements and associated write-off. Other real estate (income) expenses, net improved $1.2 million from the first nine months of 2015 to the same period in 2016. The expense in this category in 2015 was primarily from the write-down of $1.1 million in the two bank owned properties and other real estate owned noted previously. Other operating expenses declined $333,000 over the comparison period. Salaries and employee benefits increased $144,000, or 1.1%, in the first nine months of 2016 compared with the same period in 2015. FDIC assessment increased $112,000 and occupancy expenses increased $67,000 in the first three quarters of 2016 over the same period in 2015.

Year-Over-Year Quarter

Noninterest expenses decreased $14.8 million, or 64.1%, when comparing the third quarter of 2016 to the same period in 2015. FDIC indemnification asset was $13.8 million in the third quarter of 2015 and $0 in the current quarter, and OREO expenses declined by $830,000 as a result of $1.1 million of write-downs noted in the previous paragraph. Salaries and employee benefits declined $127,000, and other operating expenses decreased $113,000. Offsetting these improvements were increases year-over-year in occupancy expenses of $87,000 and FDIC assessment of $66,000.

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Income Taxes

Income tax expense was $862,000 for the three months ended September 30, 2016 compared with income tax expense of $881,000 and an income tax benefit of $4.2 million for the second quarter of 2016 and third quarter of 2015, respectively. The effective tax rate was 26.0% for the third quarter of 2016 compared with 27.5% for the second quarter of 2016. The credit in the third quarter of 2015 was the result of the net loss for the quarter generated by the accounting from the termination of the shared-loss agreements. For the first three quarters of 2016, income tax expense of $2.7 million represented an effective tax rate of 27.5%.

FINANCIAL CONDITION

Total assets increased $23.7 million, or 2.0%, to $1.204 billion at September 30, 2016 as compared with $1.181 billion at December 31, 2015. Total assets increased $55.0 million, or 4.8%, since September 30, 2015. Total loans were $811.8 million at September 30, 2016, increasing $63.1 million, or 8.4%, from year end 2015 and $118.8 million, or 17.1%, from September 30, 2015.  Total PCI loans were $53.5 million at September 30, 2016 versus $59.0 million and $61.1 million at year end 2015 and at September 30, 2015, respectively.

During the first nine months of 2016, construction and land development loans grew by $21.1 million, or 31.4%, commercial loans grew $16.3 million, or 15.9%, commercial mortgage loans on real estate grew $13.2 million, or 4.1%, and residential 1-4 family loans grew $12.8 million, or 6.6%. In comparing September 30, 2016 and September 30, 2015, commercial mortgage loans on real estate grew by $43.0 million, commercial loans grew by $28.5 million, construction and land development loans grew by $24.5 million and residential 1-4 family loans grew by $23.2 million.

The following table shows the composition of the Company's loan portfolio at September 30, 2016, June 30, 2016, December 31, 2015 and September 30, 2015.

LOANS
(Dollars in thousands)	30-Sep-16		30-Jun-16		31-Dec-15		30-Sep-15
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$207,422	25.55%	$204,639	26.07%	$194,576	25.99%	$184,256	26.59%
Commercial	331,120	40.79	325,394	41.45	317,955	42.47	288,111	41.57
Construction and land development	88,543	10.91	79,826	10.17	67,408	9.00	64,059	9.24
Second mortgages	8,378	1.03	8,212	1.05	8,378	1.12	7,940	1.15
Multifamily	43,137	5.31	44,585	5.68	45,389	6.06	45,609	6.58
Agriculture	7,910	0.98	7,988	1.02	6,238	0.83	6,335	0.91
Total real estate loans	686,510	84.57	670,644	85.44	639,944	85.47	596,310	86.04
Commercial loans	118,770	14.63	107,953	13.75	102,507	13.69	90,295	13.03
Consumer installment loans	5,226	0.64	5,125	0.65	4,928	0.66	5,005	0.73
All other loans	1,292	0.16	1,294	0.16	1,345	0.18	1,392	0.20
Gross loans	811,798	100.00%	785,016	100.00%	748,724	100.00%	693,002	100.00%
Allowance for loan losses	(9,480)		(9,434)		(9,559)		(9,701)
Non-covered loans, net of unearned income	$802,318		$775,582		$739,165		$683,301

The Company’s securities portfolio, excluding equity securities, declined $40.2 million, or 14.4%, from $279.7 million at December 31, 2015 to $239.5 million at September 30, 2016. Net realized gains of $608,000 were recognized during the first nine months of 2016 through sales and call activity, as compared with $363,000 recognized during the first nine months of 2015. The decline in the volume of securities was a strategic decision by management to fund strong loan growth with securities sales, normal securities amortization, call activity, sales and maturities.

The Company had cash and cash equivalents of $22.0 million, $17.0 million, and $12.4 million at September 30, 2016, December 31, 2015, and September 30, 2015, respectively. There were federal funds sold of $99,000 at September 30, 2016 and federal funds purchased of $18.9 million at December 31, 2015 and $958,000 at September 30, 2015.

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The following table shows the composition of the Company's securities portfolio, excluding equity securities, at September 30, 2016, June 30, 2016, December 31, 2015 and September 30, 2015.

SECURITIES PORTFOLIO
(Dollars in thousands)	30-Sep-16		30-Jun-16		31-Dec-15		30-Sep-15
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Gov't agencies	$33,033	$32,629	$37,898	$37,518	$50,590	$49,941	$57,668	$57,027
U.S Gov't sponsored agencies	-	-	2,000	2,000	756	742	756	746
State, county, and municipal	118,620	124,220	122,840	129,108	138,965	141,498	142,673	145,873
Corporate and other bonds	15,784	15,323	14,199	13,523	14,997	14,296	20,467	20,116
Mortgage backed securities - U.S. Gov't agencies	3,623	3,618	5,210	5,240	8,654	8,496	8,715	8,668
Mortgage backed securities - U.S. Gov't sponsored agencies	18,062	18,105	16,345	16,452	28,637	28,297	34,475	34,531
Total securities available for sale	$189,122	$193,895	$198,492	$203,841	$242,599	$243,270	$264,754	$266,961

	30-Sep-16		30-Jun-16		31-Dec-15		30-Sep-15
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S Gov't sponsored agencies	$10,000	$10,001	$13,501	$13,504	$-	$-	$-	$-
State, county, and municipal	34,770	36,496	34,806	36,898	35,456	36,557	35,370	36,237
Mortgage backed securities - U.S. Gov't agencies	846	865	885	904	1,022	1,054	3,362	3,536
Total securities held to maturity	$45,616	$47,362	$49,192	$51,306	$36,478	$37,611	$38,732	$39,773

Interest bearing deposits at September 30, 2016 were $838.0 million, a decline of $11.3 million, or 1.3%, from $849.3 million at December 31, 2015. Time deposits less than or equal to $250,000 decreased $10.8 million, and NOW account balances decreased $10.5 million. Offsetting these decreases were increases during 2016 of $5.3 million in savings accounts, $3.7 million in time deposits over $250,000 and $1.0 million in MMDAs.

FHLB advances were $109.1 million at September 30, 2016, compared with $95.7 million at December 31, 2015 and $95.8 million at September 30, 2015. The increase in FHLB advances was used to fund loan growth and was obtained at low cost and will be replaced, over time, by core deposits. Long term debt totaled $2.7 million at September 30, 2016, declining by $2.9 million, or 51.8%, since December 31, 2015. This borrowing, initially in the amount of $10.7 million, was obtained in April 2014, and the proceeds were used to redeem the Company’s remaining outstanding TARP preferred stock. The Company has paid down this debt by $8.0 million, and the loan is scheduled to be fully paid on April 21, 2017.

The following table compares the mix of interest bearing deposits at September 30, 2016, June 30, 2016, December 31, 2015 and September 30, 2015.

INTEREST BEARING DEPOSITS
(Dollars in thousands)
	30-Sep-16	30-Jun-16	31-Dec-15	30-Sep-15
NOW	$118,264	$133,362	$128,761	$112,277
MMDA	109,842	107,067	108,810	109,748
Savings	89,336	85,063	84,047	87,368
Time deposits less than or equal to $250,000	398,295	402,434	409,085	407,765
Time deposits over $250,000	122,258	113,411	118,600	116,858
Total interest bearing deposits	$837,995	$841,337	$849,303	$834,016

Shareholders’ equity was $114.7 million at September 30, 2016, $104.5 million at December 31, 2015, and $103.0 million at September 30, 2015. In September 2015, equity was reduced by the net loss generated in the quarter from the pre-tax write-off of $13.1 million from the termination of the FDIC shared-loss agreements. Shareholders’ equity increased $10.2 million, or 9.8%, from year end 2015 due to an increase in other comprehensive income related to net unrealized gains in the investment portfolio of $2.7 million and net income of $7.2 million in the first nine months of 2016.

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Asset Quality – non-covered assets

Nonaccrual loans were $11.2 million at September 30, 2016, increasing $543,000 from December 31, 2015 and $418,000 from September 30, 2015. The level of total classified and criticized assets has been stable over the last five quarters, and the $250,000 provision for loan losses recognized in the current quarter is primarily the result of loan growth, and not a deterioration in asset quality. The changes within the level of total classified and criticized assets on a linked quarter basis were primarily from two credits that were shifted from special mention to substandard during the third quarter of 2016. Management is currently working to improve the status of these two loans.

The following chart shows the level of nonaccrual loans, classified loans and criticized loans over the last five quarters.

ASSET QUALITY
(Dollars in thousands)
	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Nonaccrual loans	$11,213	$11,655	$10,932	$10,670	$10,795

Criticized (special mention) loans	15,362	21,032	16,641	21,476	17,977
Classified (substandard) loans	21,366	13,722	13,425	13,471	13,610
Other real estate owned *	4,905	4,898	5,095	5,490	5,858
Total classified and criticized assets	$41,633	$39,652	$35,161	$40,437	$37,445

The following table reconciles the activity in the Company's non-covered allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Dollars in thousands)	2016			2015
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$9,434	$9,594	$9,559	$9,701	$9,864
Provision for loan losses	250	200	-	-	-
Net (charge-offs) recoveries	(204)	(360)	35	(142)	(163)
End of period	$9,480	$9,434	$9,594	$9,559	$9,701

Total nonperforming assets totaled $16.1 million at September 30, 2016 compared with $16.2 million at December 31, 2015. Total nonperforming assets decreased $535,000 since September 30, 2015. There were net charge-offs of $204,000 in the third quarter of 2016 compared with $360,000 in the second quarter of 2016. Year-to-date 2016 net charge-offs equaled $529,000.

The allowance for loan losses equaled 84.5% of nonaccrual loans at September 30, 2016, compared with 89.6% at December 31, 2015 and 89.9% at September 30, 2015. The ratio of the allowance for loan losses to total nonperforming assets was 58.8% at September 30, 2016 compared with 62.2% at December 31, 2015 and 61.2% at September 30, 2015.  The ratio of nonperforming assets to loans and OREO was 2.0% at September 30, 2016 compared with 2.1% at December 31, 2015 and 2.4% at September 30, 2015.

8

The following table reconciles the activity in the Company's non-covered allowance for loan losses, by quarter, for the past five quarters.

ASSET QUALITY
(Dollars in thousands)	2016			2015
	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Nonaccrual loans	$11,213	$11,655	$10,932	$10,670	$10,795
Loans past due over 90 days and accruing interest	-	-	-	-	-
Total nonperforming loans	11,213	11,655	10,932	10,670	10,795
Other real estate owned	4,905	4,898	5,095	5,490	5,858
Total nonperforming assets	$16,118	$16,553	$16,027	$16,160	$16,653
Allowance for loan losses to loans	1.17%	1.20%	1.25%	1.28%	1.40%
Allowances for loan losses to nonperforming assets	58.82	59.92	62.88	62.15	61.16
Allowance for loan losses to nonaccrual loans	84.54	80.94	87.76	89.59	89.87
Nonperforming assets to loans and other real estate	1.97	2.10	2.08	2.14	2.38
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.10%	0.19%	(0.02)%	0.08%	0.09%

A further breakout of nonaccrual loans at September 30, 2016, December 31, 2015 and September 30, 2015 is below.

NONACCRUAL LOANS
(Dollars in thousands)	30-Sep-16	31-Dec-15	30-Sep-15
	Amount	Amount	Amount
Mortgage loans on real estate:
Residential 1-4 family	$3,665	$4,562	$4,664
Commercial	1,599	1,508	1,524
Construction and land development	5,684	4,509	4,511
Second mortgages	135	13	13
Total real estate loans	$11,083	$10,592	$10,712
Commercial loans	53	-	2
Consumer installment loans	77	78	81
Gross loans	$11,213	$10,670	$10,795

Capital Requirements

The Company’s ratio of total risk-based capital was 13.2% at September 30, 2016 compared with 13.2% at December 31, 2015. The tier 1 risk-based capital ratio was 12.2% at September 30, 2016 and 12.1% at December 31, 2015. The Company’s tier 1 leverage ratio was 9.8% at September 30, 2016 and 9.4% at December 31, 2015.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 11.8% at September 30, 2016 and 11.6% at December 31, 2015.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Thursday, October 27, 2016, at 10:00 a.m. Eastern Time to discuss the financial results for the third quarter of 2016. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on October 27, 2016, until 9:00 a.m. Eastern Time on November 10, 2016. The replay will be available by dialing 877-344-7529 and entering access code 10094884 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

9

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 23 full-service offices, 17 of which are in Virginia and six of which are in Maryland.  The Bank also operates one loan production office in Virginia. The Bank opened a new branch office in Cumberland, Virginia on August 15, 2016.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

10

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED BALANCE SHEETS

UNAUDITED CONDENSED

(Dollars in thousands)

	30-Sep-16	31-Dec-15	30-Sep-15
Assets
Cash and due from banks	$11,667	$7,393	$10,032
Interest bearing bank deposits	10,201	9,576	2,405
Federal funds sold	99	-	-
Total cash and cash equivalents	21,967	16,969	12,437

Securities available for sale, at fair value	193,895	243,270	266,961
Securities held to maturity, at cost	45,616	36,478	38,732
Equity securities, restricted, at cost	9,289	8,423	8,610
Total securities	248,800	288,171	314,303

Loans held for sale	-	2,101	673

Loans	811,798	748,724	693,002
Purchased credit impaired (PCI) loans	53,462	58,955	61,073
Allowance for loan losses	(9,480)	(9,559)	(9,701)
Allowance for loan losses – PCI loans	(484)	(484)	(484)
Net loans	855,296	797,636	743,890

Bank premises and equipment, net	27,805	27,378	27,583
Bank premises and equipment held for sale	-	110	2,228
Other real estate owned	4,905	5,490	5,858
Bank owned life insurance	27,140	21,620	21,466
Core deposit intangibles, net	1,375	2,805	3,282
Other assets	16,943	18,277	17,465
Total assets	$1,204,231	$1,180,557	$1,149,185

Liabilities
Deposits:
Noninterest bearing	129,329	96,216	99,549
Interest bearing	$837,995	$849,303	$834,016
Total deposits	967,324	945,519	933,565

Federal funds purchased	-	18,921	958
Federal Home Loan Bank advances	109,082	95,656	95,844
Long-term debt	2,738	5,675	6,476
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	6,234	6,175	5,263
Total liabilities	$1,089,502	$1,076,070	$1,046,230

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 21,947,466, 21,866,944, 21,848,489, shares issued and outstanding, respectively)	219	219	218
Additional paid in capital	146,504	145,907	145,751
Retained deficit	(33,854)	(41,050)	(43,264)
Accumulated other comprehensive income (loss)	1,860	(589)	250
Total shareholders' equity	114,729	104,487	102,955
Total liabilities and shareholders' equity	$1,204,231	$1,180,557	$1,149,185

11

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED CONDENSED

(Dollars in thousands)

	YTD	Three months ended		YTD	Three months ended
	2016	30-Sep-16	30-Jun-16	2015	30-Sep-15
Interest and dividend income
Interest and fees on loans	$26,582	$9,156	$8,873	$23,750	$7,986
Interest and fees on PCI loans	4,704	1,549	1,556	6,221	1,730
Interest on federal funds sold	-	-	-	2	-
Interest on deposits in other banks	66	22	23	46	12
Interest and dividends on securities
Taxable	3,528	1,133	1,124	4,119	1,396
Nontaxable	1,698	547	557	1,568	599
Total interest and dividend income	36,578	12,407	12,133	35,706	11,723
Interest expense
Interest on deposits	4,638	1,550	1,537	4,457	1,523
Interest on borrowed funds	1,091	354	363	1,156	355
Total interest expense	5,729	1,904	1,900	5,613	1,878

Net interest income	30,849	10,503	10,233	30,093	9,845

Provision for loan losses	450	250	200	-	-
Net interest income after provision for loan losses	30,399	10,253	10,033	30,093	9,845

Noninterest income
Service charges on deposit accounts	1,785	617	599	1,668	583
Gain on securities transactions, net	608	88	261	363	74
Gain on sale of loans, net	-	-	-	69	-
Income on bank owned life insurance	630	238	204	562	188
Mortgage loan income	599	252	174	640	230
Other	439	150	157	554	178
Total noninterest income	4,061	1,345	1,395	3,856	1,253

Noninterest expense
Salaries and employee benefits	13,848	4,676	4,561	13,704	4,803
Occupancy expenses	2,043	756	646	1,976	669
Equipment expenses	729	242	248	782	282
FDIC assessment	756	253	252	644	187
Data processing fees	1,230	410	405	1,255	401
FDIC indemnification asset amortization	-	-	-	16,195	13,803
Amortization of intangibles	1,430	477	476	1,431	477
Other real estate (income) expenses, net	(89)	28	(15)	1,080	858
Other operating expenses	4,591	1,436	1,656	4,924	1,549
Total noninterest expense	24,538	8,278	8,229	41,991	23,029

Income (loss) before income taxes	9,922	3,320	3,199	(8,042)	(11,931)
Income tax expense (benefit)	2,726	862	881	(3,331)	(4,215)
Net income (loss)	7,196	2,458	2,318	(4,711)	(7,716)

12

COMMUNITY BANKERS TRUST CORPORATION

INCOME TREND ANALYSIS

UNAUDITED

(Dollars in thousands)

	Three months ended
	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Interest and dividend income
Interest and fees on loans	$9,156	$8,873	$8,553	$8,240	$7,986
Interest and fees on PCI loans	1,549	1,556	1,599	1,654	1,730
Interest on federal funds sold	-	-	-	-	-
Interest on deposits in other banks	22	23	21	13	12
Interest and dividends on securities
Taxable	1,133	1,124	1,271	1,350	1,396
Nontaxable	547	557	594	589	599
Total interest and dividend income	12,407	12,133	12,038	11,846	11,723
Interest expense
Interest on deposits	1,550	1,537	1,551	1,526	1,523
Interest on borrowed funds	354	363	374	358	355
Total interest expense	1,904	1,900	1,925	1,884	1,878

Net interest income	10,503	10,233	10,113	9,962	9,845

Provision for loan losses	250	200	-	-	-
Net interest income after provision for loan losses	10,253	10,033	10,113	9,962	9,845

Noninterest income
Service charges on deposit accounts	617	599	569	601	583
Gain on securities transactions, net	88	261	259	109	74
Gain on sale of loans, net	-	-	-	-	-
Income on bank owned life insurance	238	204	188	189	188
Mortgage loan income	252	174	173	144	230
Other	150	157	132	182	178
Total noninterest income	1,345	1,395	1,321	1,225	1,253

Noninterest expense
Salaries and employee benefits	4,676	4,561	4,611	4,437	4,803
Occupancy expenses	756	646	641	616	669
Equipment expenses	242	248	239	253	282
FDIC assessment	253	252	251	294	187
Data processing fees	410	405	415	454	401
FDIC indemnification asset amortization	-	-	-	-	13,803
Amortization of intangibles	477	476	477	477	477
Other real estate (income) expenses, net	28	(15)	(102)	195	858
Other operating expenses	1,436	1,656	1,499	1,543	1,549
Total noninterest expense	8,278	8,229	8,031	8,269	23,029

Income (loss) before income taxes	3,320	3,199	3,403	2,918	(11,931)
Income tax expense (benefit)	862	881	983	704	(4,215)
Net income (loss)	$2,458	$2,318	$2,420	$2,214	$(7,716)

13

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Three months ended September 30, 2016			Three months ended September 30, 2015
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$801,017	$9,156	4.54%	$688,200	$7,986	4.60%
PCI loans, including fees	54,301	1,549	11.32	62,584	1,730	10.97
Total loans	855,318	10,705	4.97	750,784	9,716	5.13
Interest bearing bank balances	9,876	22	0.88	12,724	12	0.36
Federal funds sold	14	-	0.50	-	-	-
Securities (taxable)	172,591	1,133	2.63	224,479	1,396	2.49
Securities (tax exempt)(1)	81,007	829	4.09	85,803	908	4.23
Total earning assets	1,118,806	12,689	4.50	1,073,790	12,032	4.45
Allowance for loan losses	(9,861)			(10,306)
Non-earning assets	87,419			94,075
Total assets	$1,196,364			$1,157,559

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$234,828	156	0.26	$232,357	189	0.32
Savings	86,327	58	0.27	86,431	69	0.31
Time deposits	514,312	1,336	1.03	523,868	1,265	0.96
Total interest bearing deposits	835,467	1,550	0.74	842,656	1,523	0.72
Short-term borrowings	2,731	6	0.93	1,371	2	0.62
FHLB and other borrowings	111,757	295	1.05	91,913	276	1.19
Long- term debt	3,795	53	5.50	7,268	77	4.14
Total interest bearing liabilities	953,750	1,904	0.79	943,208	1,878	0.79
Noninterest bearing deposits	122,571			101,582
Other liabilities	5,753			4,252
Total liabilities	1,082,074			1,049,042
Shareholders’ equity	114,290			108,517
Total liabilities and
shareholders’ equity	$1,196,364			1,157,559
Net interest earnings		$10,785			$10,154
Interest spread			3.71%			3.66%
Net interest margin			3.82%			3.75%

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

14

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Nine months ended September 30, 2016			Nine months ended September 30, 2016
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$776,491	$26,582	4.56%	$679,262	$23,750	4.67%
PCI loans, including fees	55,974	4,704	11.20	64,805	6,221	12.83
Total loans	832,465	31,286	5.01	744,067	29,971	5.39
Interest bearing bank balances	11,065	66	0.80	16,663	46	0.37
Federal funds sold	5	0	0.50	2,476	2	0.10
Securities (taxable)	178,700	3,528	2.63	221,052	4,119	2.48
Securities (tax exempt)(1)	82,750	2,573	4.15	74,118	2,376	4.27
Total earning assets	1,104,985	37,453	4.52	1,058,376	36,514	4.61
Allowance for loan losses	(9,985)			(9,913)
Non-earning assets	84,712			98,238
Total assets	$1,179,712			$1,146,701

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$233,186	481	0.27	$226,497	512	0.30
Savings	84,661	176	0.28	83,570	194	0.31
Time deposits	520,306	3,981	1.02	525,309	3,751	0.95
Total interest bearing deposits	838,153	4,638	0.74	835,376	4,457	0.71
Short-term borrowings	2,313	14	0.85	1,062	5	0.57
FHLB and other borrowings	106,571	903	1.13	95,921	898	1.25
Long- term debt	4,771	174	4.80	8,125	253	4.10
Total interest bearing liabilities	951,808	5,729	0.80	940,484	5,613	0.80
Noninterest bearing deposits	111,751			92,619
Other liabilities	5,297			4,187
Total liabilities	1,068,856			1,037,290
Shareholders’ equity	110,856			109,411
Total liabilities and
shareholders' equity	$1,179,712			$1,146,701
Net interest earnings		$31,724			$30,901
Interest spread			3.72%			3.81%
Net interest margin			3.82%			3.90%

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

15

The information below presents certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Common tangible book value equals total shareholders’ equity less identifiable intangible assets and common tangible book value per share is computed by dividing common tangible book value by the number of common shares outstanding. Common tangible assets equal total assets less identifiable intangible assets.

Management believes that common tangible book value and the ratio of common tangible book value to common tangible assets are meaningful because they are some of the measures that the Company and investors use to assess capital adequacy. Management believes that presenting the change in common tangible book value per share, the change in stock price to common tangible book value per share, and the change in the ratio of common tangible book value to common tangible assets provide meaningful period-to-period comparisons of these measures.

These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies. The following table reconciles these non-GAAP measures from their respective GAAP basis measures.

Common Tangible Book Value
(Dollars in thousands)	30-Sep-16	30-Jun-16	31-Dec-15	30-Sep-15

Total shareholders’ equity	$114,729	$112,231	$104,487	$102,955
Core deposit intangible (net)	1,375	1,852	2,805	3,282
Common tangible book value	$113,354	$110,379	$101,682	$99,673
Shares outstanding	21,947	21,911	21,867	21,848
Common tangible book value per share	$5.16	$5.04	$4.65	$4.56

Stock price	$5.42	$5.18	$5.37	$5.01

Price/common tangible book	105.04%	102.78%	115.48%	109.87%

Common tangible book/common tangible assets
Total assets	$1,204,231	$1,189,522	$1,180,557	$1,149,185
Core deposit intangible	1,375	1,852	2,805	3,282
Common tangible assets	$1,202,856	$1,187,670	$1,177,752	$1,145,903
Common tangible book	$113,354	$110,379	$101,681	$99,673

Common tangible equity to common tangible assets	9.42%	9.29%	8.63%	8.70%

16